UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2024

DP Cap Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41041	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

341 Newbury Street 6th Floor
Boston, MA	02115
(Address of principal executive offices)	(Zip Code)

(617) 874-5152

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	DPCSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DPCS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	DPCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2024, DP Cap Acquisition Corp I (the “Company”) received a notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as the Company was not able to complete a business combination within 36 months of the effectiveness of its IPO registration statement, or

November 8, 2024, as required under Nasdaq Listing Rule IM-5101-2 (the “Rule”), the Company did not comply with the Rule and its securities were subject to delisting. In that regard, the Staff has determined that the Company’s securities will be delisted from trading on Nasdaq and will be suspended at the opening of business on November 19, 2024. The Notice indicated that the Company has the right to appeal the Staff’s determination to a hearings panel.  However, pursuant to Nasdaq Listing Rule5815(c)(1)(H), in the case of a company whose business plan is to complete one or more acquisitions, such as the Company, where the Notice is based on a failure to satisfy the requirement of the Rule to consummate a business combination within 36 months, the panel may only reverse the delisting decision where there has been a factual error applying the Rule.  Based on the foregoing, the Company has decided not to appeal the suspension and delisting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DP CAP ACQUISITION CORP I

Dated: November 14, 2024	By:	/s/ Scott Savitz
	Name:	Scott Savitz
	Title:	Chairman and Chief Executive Officer

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